            Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed the Commission.


                                                                EXHIBIT 10.11

                              SERVICES AGREEMENT

This Agreement is effective this 28 day of July, 1996, (the "Effective Date") between Disease State Management, Inc., 46 Prince Street, Rochester, New York 14607 ("Vendor") and Equifax. Vendor agrees to provide services to Equifax under the terms set forth below.

A.  SERVICES

    Vendor will provide the product(s) or service(s) set forth, and to the specifications set forth in the proposal incorporated herein as Attachment A.

    The product and all elements as set forth on Attachment A are subject to prior approval by Equifax, such approval not to be unreasonably withheld.

B.  COMPENSATION

    1. Equifax shall pay Vendor a program operational fee of [****] in the program described in Exhibit A. The program operational fee shall be [****] per enrollee once [****] individuals have been enrolled in the program.

    2. "At Risk" reports shall be generated and transmitted via fax directly to health care providers for patients exhibiting specific high risk behaviors. Such contacts shall be billed at a flat rate of [****] per notification.

    3. All amounts due under this Agreement shall be invoiced to Equifax by Vendor and payable to Vendor within thirty days of the date of the invoice. Payments exceeding thirty days past due shall be subject to a service charge of [****] per month until paid.

    In the event that Equifax shall request any changes in the concept, specifications or scope of the product(s) or service(s) described on Attachment A hereto, Vendor will notify Equifax the cost of such revisions and will not proceed without prior written approval.

    If the compensation provision on Attachment A hereto is other than [****] Vendor will provide such documentation in support of all billings as Equifax may reasonably require.

C.  CONFIDENTIALITY

    1. Equifax and Vendor acknowledge that certain confidential and proprietary information may be disclosed by one of them to the other in the course of this Agreement. For purposes of this Agreement, the term "Confidential Information" includes the following: (a) All information regarding the patient, Equifax's Customer, any patient medical data and/or status, or provider information; and (b) any other information identified as confidential in writing by the disclosing party prior to disclosure. Notwithstanding the confidentiality requirements of this Agreement, the foregoing shall not prevent Equifax from retaining information, including any and all information and data pertaining to any patient which comes to Equifax or to which Equifax is given access during this Agreement.





Disease State Management-SM- and DSMI-SM- are servicemarks of Disease State Management, Inc.

    2. Should Equifax receive confidential information of Vendor for use in performing their Services, Equifax agrees to take all reasonable steps to safeguard the confidentiality of said information and to prevent unauthorized disclosure thereof by Equifax employees, agents and representatives. Equifax shall maintain strict security procedures to protect the confidentiality of any information received, stored, or delivered on patients in the Equifax or any affiliated or associated company's database.

    3. The data released hereunder to Vendor regarding patients, patient medical data, Equifax Customers, and provider information, is considered sensitive and confidential information. Vendor warrants that is shall use any information provided by Equifax strictly for the performance of this Agreement. Vendor acknowledges and agrees to take all steps necessary to safeguard the confidentiality of all information and reports, whether oral or written, maintain such information as strictly confidential and to prevent unauthorized disclosure thereof by Vendor's employees, agents, representatives and other third parties. Vendor warrants that all such information and reports will not be disclosed to any person, organization or entity other than Equifax.

    4. Each party shall hold the other party, its affiliated companies, the officers, agents, employees, and independent contractors of the other party, harmless and shall indemnify and defend such party for any claim of expense or damage, whatsoever, resulting from the publishing or release by such party, of information contrary to the above conditions.

    5. The obligations of the Paragraph shall not apply to any Confidential Information which the recipient can demonstrate is or becomes available to the public through no breach of this Agreement.

    6. Neither party to this Agreement shall, except as may be required by law or federal regulation, or except with express written permission of the other party, disclose the terms and conditions of this Agreement to any third party or publicly advertise its contents.

    7. The parties agree that Vendor's breach of any of its material obligation under the applicable Confidentiality provisions of this Agreement, may cause Equifax irreparable injury for which it would have not adequate remedy at law, and that Equifax shall be entitled to specific performance or preliminary or other injunctive relief in addition to any and all remedies it may otherwise be entitled to at law in equity.

    8. This paragraph shall survive the termination of this Agreement.

    Vendor shall not duplicate any material containing Equifax Confidential Information, except in the direct performance of its services under this Agreement. Vendor shall return all copies of materials containing Equifax Confidential Information upon Vendor's completion of services under this Agreement or upon any earlier termination of this Agreement for any reason whatsoever.

D.  INDEMNIFICATION

    Each party shall indemnify and hold the other party harmless from and against all liability, damages, penalties, losses, costs or expenses, including reasonable attorneys' fees, arising from or in any way related to its willful or negligent actions or omissions in performing the responsibilities as described in this Agreement.




Disease State Management-SM- and DSMI-SM- are servicemarks of Disease State Management, Inc.

E.  LIMITATION OF LIABILITY

    Neither Equifax nor vendor shall in any way be liable for any special, indirect, exemplary, incidental or consequential damages, whether based on contract, tort, or any other legal theory, even if Equifax or vendor has been previously advised of the possibility of such damages. This paragraph shall survive the termination of this agreement.

F.  PROFESSIONAL STANDARDS

    Vendor represents that it has facilities, personnel, experience and expertise sufficient in quality and quality to perform all such assignments and projects given it by Equifax hereunder and agrees that it will perform all such assignments and projects in a manner commensurate with professional standards generally applicable to its industry.

G.  OWNERSHIP OF MATERIALS

    The parties acknowledge that any modifications to the printed materials produced by its asthma program for Equifax are being created at the insistence of Equifax and shall be deemed "work made for hire" under the United States copyright law.

    Equifax shall have the right to use the whole work, any part of the parts thereof, or none of the work, as it sees fit. Equifax may alter the work, add to it, or combine it with any other works, at its sole discretion. Notwithstanding the foregoing, all original material submitted by Vendor as part of the work or as part of the process creating the work, including but not limited to listings, printouts, documentation, notes, reports, shall be the property of Equifax whether or not Equifax uses such material. No rights are reserved by Vendor.

    All surveys, reports, data, documentation and all other information prepared by Vendor in connection with the performance of its services hereunder will become and remain Equifax's sole property. Title to all material and documentation, including data furnished by Equifax to Vendor or delivered by Equifax into the Vendor's possession shall remain with Equifax. Vendor shall immediately return all such material or documentation within seven (7) days of any request by Equifax or upon the termination or conclusion of this Agreement, whichever shall occur first.

    Equifax hereby grants Vendor a worldwide perpetual royalty free license to the data and information created by Vendor in connection with this agreement for purposes of making marketing presentations to other potential customers and for the development and sales of additional products based upon this data. Vendor's use of this data is limited to instances where data will not be identified by patient or by client of Equifax.

    Vendor agrees it will not disclose to any third party, without the prior written consent of Equifax, any proprietary or confidential information acquired from Equifax under this Agreement, including trade secrets, business plans and confidential or other information which may be proprietary to Equifax.

    Vendor warrants and represents that is has or will have the right, through written agreements with its employees, to secure for Equifax the rights called for in this Section. Further, in the event Vendor uses any subcontractor, even though subcontracting is not permitted by this Agreement, or other third party to perform any of the services contracted for under this Agreement, Vendor agrees to enter into such written agreements with such third party, and to take such other steps as are or may be required to secure for Equifax the rights called for in this Section.




Disease State Management-SM- and DSMI-SM- are servicemarks of Disease State Management, Inc.

H.  DURATION OF AGREEMENT

     1.  Term

     This Agreement is effective as of the Effective Date and shall continue in full force and effect until the earlier of (i) completion of the project assigned hereunder, (ii) terminated by at least thirty (30) days written notice by either party to the other, sent by registered mail to the address for each party first set forth above, or to such other address which a party may designate for its receipt of notices hereunder. This Agreement may be terminated by Equifax immediately in the event Equifax is unable to obtain waivers from its customers regarding Vendor's services.

     2.  Transfer Upon Termination

     Vendor shall transfer, assign and make available to Equifax or Equifax representative all property and materials in Vendor's possession or control and any copies thereof belonging to and paid for by Equifax, and all information regarding Equifax project(s) covered by this Agreement, as set forth in Paragraph C herein.

     3. Neither Equifax nor Vendor shall be liable to the other for damages of any kind, including but not limited to lost profits or Incidental, punitive or consequential damages, relative to termination of this Agreement in accordance with Section 6.2, even if advised of the possibility of such damages.

I.   INDEPENDENT CONTRACTORS

     Vendor shall at all times be an independent contractor and shall so represent itself to all third parties. Nothing in this Agreement shall be deemed to constitute either party the agent or legal representative of the other nor to constitute the parties as partners, agents or joint ventures of one another.

J.   THIRD PARTY OBLIGATIONS

     In connection with this Agreement, Vendor shall make no commitments or disbursements, incur no obligations nor place any advertising, public relations or promotional material for itself Equifax its parent, subsidiaries or affiliate companies, nor disseminate any material of any kind using the name of Equifax and/or Equifax such parent, subsidiary or affiliate companies or using their trademarks, without the prior written approval of Equifax.

K.   GOVERNING LAW

     This Agreement is entered into in the State of Texas and shall be constructed and governed under and in accordance with the laws of that State.





Disease State Management-SM- and DSMI-SM- are servicemarks of Disease State Management, Inc.

L.   MISCELLANEOUS

     1) The terms of this Agreement shall be binding upon Equifax and Vendor and their respective successors and permitted assigns. Notwithstanding the foregoing, this Agreement is not assignable in whole or in part by Vendor without the prior written consent of Equifax. Factoring of accounts receivable is not permitted.

     2) The failure of either party to take action as a result of a breach of this Agreement by the other party shall constitute neither a waiver of the particular breach involved nor a waiver of either party's right to enforce any or all provisions of this Agreement through any remedy granted by law or this Agreement.

     3) Equifax is an Equal Opportunity Employer and does not discriminate against any person because of race, color, creed, age, sex, or national origin. Vendor represents that it has the same policy of Equal Opportunity Employment.

     4) This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein, supersedes any prior written or oral communications and may be modified in writing subject to mutual agreement of the parties hereto.

     5) The headings of each paragraph are for reference only and shall not be construed as part of this Agreement.

     6) Except for the obligation to pay money property due and owing, either party shall be excused from any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including, but not limited to, failure of performance by the other party, earthquake, labor disputes, riots, governmental requirements, inability to secure materials on a timely basis, failure of computer equipment, failures or delays of sources from which information or data is obtained and transportation difficulties.





Disease State Management-SM- and DSMI-SM- are servicemarks of Disease State Management, Inc.

IN WITNESS WHEREOF, the parties hereto, each by a duly authorized officer, have entered in to this Agreement this 28 day of July, 1996


Equifax                                   Disease State Management, Inc.
5001 Spring Valley Road                   46 Prince Street
Suite 1000E                               Rochester, NY  14607
Dallas, TX 75244


By: /s/ Charles E. Page                   By: /s/ Donald A. Carlberg
   ----------------------------              ----------------------------
Title:    President                       Title:    President & CEO
      -------------------------                 -------------------------

                                     EXHIBIT A

                                     DIABETES
                                DISEASE MANAGEMENT
                                     PROPOSAL

                      ---------------------------------------

                                       FOR

                     EQUIFAX HEALTHCARE ADMINISTRATIVE SERVICES

                                  PRESENTED BY

                  Disease State Management,-SM- Inc.
                               46 Prince Street
                             Rochester, New York 14607
                                 716-244-1360

Disease State Management and DSMI are registered service marks of Disease State Management, Inc.

Diabetes places a tremendous burden on patients and health care providers and demands a significant portion of our nation's health care dollars. Disease State Management, Inc.-SM- is committed to improving health outcomes through the application of state of the art technologies. Our proprietary interactive voice recognition systems, enhanced database modeling techniques and on-demand publishing combine to provide the powerful educational intervention necessary to enhance patient adherence to treatment recommendations, empower patients to self-manage their disease and provide immediate referrals when specific "high risk" triggers are met.

DSMI's-SM- staff of systems engineers, clinical experts and physician consultants have performed a comprehensive review of diabetes to insure that "best practices" and nationally recognized guidelines form the program's foundation. Recognized leaders in outcomes management will provide guidance throughout the project development process.

DSMI's-SM- standard diabetes intervention program consists of six interactive voice response based telephone interventions. Each contact generates an on-demand patient call summary and educational materials targeting individual concerns. Additionally, physicians and other health care providers receive an at-a-glance formatted report for inclusion in the patient's medical records. These reports highlight specific areas of concern for the patient and demonstrate areas where an individual's adherence to the prescribed therapy is lacking. In additional to an on-demand published report, the patient will receive pre-printed educational materials targeting specific aspects of diabetes.

As an extra feature, DSMI's-SM- clinical staff establishes specific "at risk" triggers that are monitored at each call. Patients meeting specific criteria demonstrating an increased risk of hospitalization, emergency services or other costly intervention will have their providers notified immediately for follow-up. This critical notification and tracking of key indicators has been demonstrated to reduce the global cost of managing chronically ill patients.

Each intervention is uniquely structured and targets specific behaviors such as: compliance with both diet and medication, diabetes self management and knowledge base, communications with healthcare providers and quality of life. By providing unique, individually tailored intervention strategies, DSMI-SM-not only highlights areas where noncompliance and poor self management are impacting the plan's expenditures but also provides an active intervention to modify "at risk" behavior before an emergency room visit or hospitalization occurs.

                               PROGRAM OVERVIEW

See the "Program Intervention Description" section for details about each of the interventions. The selected intervention schedule will be delivered to patients who are enrolled in the program. Note that the term "provider" is used to denote a case manager or another health care provider designated to receive communications regarding the patient.

I.  COMPONENTS

 -   Business reply mailer
 -   Program description/overview
 -   Educational materials
 -   Demand published patient reports
 -   Demand published provider reports
 -   Crisis flags
 -   Voice demonstration line
 -   Logo integration


II.  INTERVENTION PROTOCOL:

 MONTH 1:

 -   Patient enrollmenet via business reply mailer
 - Initial telephone intervention within seven to ten days of business reply mailer receipt
 -   Patients receive demand published report following IVR intervention
 -   Appropriate educational materials sent to patients
 - Physician receives demand published, patient specific report for inclusion in patient record following IVR intervention
 - Additionally physician receives immediate notification via phone/fax for any patient reporting status indicating a critical "at risk" trigger has been met

 MONTHS 2 - 4

 - Patients receive interactive voice response based telephone interventions monthly
 -   Patients receive demand published report following each IVR intervention
 -   Appropriate educational materials sent to patients
 - Physician receives demand published, patient specific report for inclusion in patient record following IVR intervention at month 2 and 4
 - Additionally physician receives immediate notification via phone/fax for any patient reporting status indicating a critical "at risk" trigger has been met

 MONTHS 6 AND 8

 -   Patients receive interactive voice response based telephone interventions
 -   Patients receive demand published report following each IVR intervention
 -   Appropriate educational materials sent to patients
 - Physician receives demand published, patient specific report for inclusion in patient record following IVR intervention at month 8
 - Additionally physician receives immediate notification via phone/fax for any patient reporting status indicating a critical "at risk" trigger has been met

                                   [TO COME]

                       PROGRAM INTERVENTION DESCRIPTION


See the "Program Schedule" section for an outline of the protocol for delivering these program components. Note that the term "provider" is used to refer to a physician, case manager or other health care provider designated to receive communications regarding the patient.


BUSINESS REPLY MAIL (BRM)/PROGRAM DESCRIPTION

   - Two page, pre-printed mailer designed for distribution by providers to patients and return postage paid mail

   - Provides brief assessment for identifying patient date (e.g., name, phone number, best time to contact, MD fax number and MCO ID#) necessary for DSMI-SM- to initiate a telephone call to patient

   -  Program description includes a brief program overview


INTERACTIVE VOICE RECOGNITION BASED TELEPHONE INTERVENTIONS

   - Six interactive voice recognition base telephone interventions initiated by live operators to patients at preferred contact times

   - Cost-efficient interface: operator-initiated contact to identify patient and transfer to automated, voice response system

   - High appeal voice response system using a recorded human voice versus computer synthesized speech

   - Patient responds in normal speaking voice versus pushing touch tone buttons

   - Self-report follow-up assessment of relevant medical and behavioral factors: update on disease status, prescribed treatment including diet, exercise, and medications, patient motivation, treatment barriers, patient knowledge indicators regarding symptom identification and disease self-management

   - Patient receives personalized questions and clinically appropriate feedback driven by expert system to promote patients' awareness of their condition and adherence to their treatment regimen

   -  Allows identification of patient concerns

   -  Adds vital progress information to the longitudinal patient database


PATIENT REPORTS

   - Laser printed, on-demand published report including personalized text and graphics

   -  Mailed to patient within a week after each telephone intervention


EDUCATIONAL PIECES

   - Educational materials to reinforce patient awareness and knowledge regarding their condition and promote treatment adherence

PHYSICIAN REPORTS

   - One page laser printed, on-demand published report integrating patient's follow-up and enrollment data

   - Mailed to patient's provider within a week after each patient interactive voice reponse intervention at months 2, 4 and 8

   - "At-a-glance" format provides efficient documentation of critical patient data, ready for insertion into the medical record

   - Facilitates identification of patient education needs and hard-to-manage patients, appropriate allocation of health care resources, and timely modification of treatment regimens

   -  Enhances patient-provider communication


"AT RISK" REPORTING:

   - Physicians/providers will be notified via fax when patients report symptoms, noncompliance or other critical factors indicating an incrased risk for an acute event, hospitalization or emergency procedure


OPERATIONAL REPORTING:

DSMI-SM- will provide standard aggregate reports quarterly.


PRE-PRINTED MATERIAL FEES:

Printing fees for all pre-printed materials (i.e., marketing brochure, BRM, program description, educational materials) will be the responsibility of the client. DSMI-SM- will furnish estimates for printing costs upon determination of volumes and final specifications.


CUSTOMIZATION:

Any customization will constitute a revision to the intervention protocol (i.e., additional patient and/or physician reports and/or variations in on-demand or IV content). Any logo design used on the demand published reporting is limited to black and white/grayscale. DSMI-SM- shall furnish estimates for development and delivery to the client prior to undertaking any revision.